Exhibit 4.2

                      FIRST ROBINSON FINANCIAL CORPORATION

                      1998 STOCK OPTION AND INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT


NQSO NO.

     This  option  is  granted  on July 29,  1998  (the  "Grant  Date") by First
Robinson  Financial   Corporation  (the   "Corporation")  to  ____________  (the
"Optionee"), in accordance with the following terms and conditions:

     1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Option (the "Option") to purchase pursuant to the 1998 Stock Option and Incentive Plan, as the same may from time to time be amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of _____ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $______ per share. A copy of the Plan as currently in effect, is incorporated herein by reference and is attached hereto.

     This Option shall be exercisable only during the period (the "Exercise Period") commencing on July 29, 1998 and ending at 5:00 p.m., Robinson, Illinois time, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since Grant Date. This Option shall vest and become exercisable according to the following schedule:


          Date of Vesting                % of the options vested
          ---------------                -----------------------
           July 29, 1998                           20%
           July 29, 1999                           20%
           July 29, 2000                           20%
           July 29, 2001                           20%
           July 29, 2002                           20%

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement.

     2. Method of Exercise of This Option. This Option may be exercised at any time during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee or its successor (the "Committee") and directed to the address set forth in Section 10 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, by the Committee, (ii) if the Committee shall have approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or (iii) if the Committee shall have approved such form of payment, a combination of cash and such shares. Promptly after such payment, subject to
Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

     3. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     4. Non-Transferability of This Option. This Option may not be assigned, encumbered, or transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan.

     5. Termination of Service or Death of the Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time of exercise of this Option, has maintained "Continuous Service" (as defined in the Plan) since the Grant Date.

     If the Optionee shall cease to maintain Continuous Service for any reason (excluding termination of employment or removal from service as a director, advisory director or director emeritus by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three years immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. If the Continuous Service of the Optionee is terminated by the Corporation or an Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

     In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three-year period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order, as described in the Plan, may, but only to the extent the Optionee was entitled to exercise this Option upon his death, exercise this Option at any time within one year following the death of the Optionee, but in no event after the Expiration Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as described in the Plan, the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan. If the Optionee shall cease to maintain Continuous Service due to death or disability, this Option shall become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the one-year period described above or (ii) in the event of disability or retirement for the three-year period immediately following such person's termination of service, but in no event shall this Option be exercisable after the Expiration Date.

     6.  Effect  of  Merger.  In the  event  of  any  merger,  consolidation  or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be
appropriately   adjusted  by  the  Committee,   whose   determination  shall  be
conclusive.

     8. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     9. Withholding Tax. Where the Optionee or another person is entitled to receive Option Shares pursuant to the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

     10. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 619-12th Street, Lawrenceville, Illinois 62439. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or the Optionee, as the case may be.

     11. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     12. Optionee Service. Nothing in this Option shall limit the rights of the Corporation or any of its Affiliates to terminate the Optionee's service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

     13. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in
Section 10 above. In signing this Agreement, the Optionee acknowledges that the Option Shares may not be sold or otherwise transferred by the Optionee for at least six months from the Grant Date without creating an obligation under
Section 16 of the Securities Act of 1934, as amended, to pay to the Corporation any profit on any such transaction.

     IN WITNESS WHEREOF, the parties hereto have caused this NON-QUALIFIED STOCK OPTION AGREEMENT to be executed as of the date first above written.

                                    FIRST ROBINSON FINANCIAL CORPORATION




                                    By: ____________________________________
                                         Rick L. Catt, Director, President
                                         and Chief Executive Officer


                                    ACCEPTED:


                                    ____________________________________


                                    ____________________________________
                                    (Street Address)


                                    ____________________________________
                                    (City, State and Zip Code)

                      FIRST ROBINSON FINANCIAL CORPORATION

                      1998 STOCK OPTION AND INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT

ISO NO.

     This  option  is  granted  on July 29,  1998  (the  "Grant  Date") by First
Robinson  Financial   Corporation  (the  "Corporation")   to______________  (the
"Optionee"), in accordance with the following terms and conditions:

     1. Option Grant and Exercise Period. The Corporation hereby grants to the Optionee an Option (the "Option") to purchase, pursuant to the Corporation's 1998 Stock Option and Incentive Plan, as the same may be from time to time amended (the "Plan"), and upon the terms and conditions therein and hereinafter set forth, an aggregate of______ shares (the "Option Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of the Corporation at the price (the "Exercise Price") of $______ per share. A copy of the Plan as currently in effect is incorporated herein by reference and is attached hereto.

     This Option shall be exercisable only during the period (the "Exercise Period") commencing on July 29, 1998 and ending at 5:00 p.m., Robinson, Illinois time, on the date ten years after the Grant Date, such later time and date being hereinafter referred to as the "Expiration Date," provided the Optionee has maintained "Continuous Service" (as defined in the Plan) since the Grant Date. This Option shall vest and become exercisable according to the following schedule:


                                                    % of the
           Date of Vesting                       Options Vested
           ---------------                       --------------

            July 29, 1998                             20%
            July 29, 1999                             20%
            July 29, 2000                             20%
            July 29, 2001                             20%
            July 29, 2002                             20%

During the Exercise Period, only the vested portion of this Option shall be exercisable in whole at any time or in part from time to time subject to the provisions of this Agreement, and further subject to the condition that the aggregate Market Value (as defined in the Plan and as determined as of the Grant
Date) of the Option Shares with respect to which Incentive Stock Options (as defined in the Plan) are exercisable for the first time by the Optionee in any calendar year shall not exceed One Hundred Thousand Dollars ($100,000.00). The Market Value of an Option Share on the date of grant of this Option is $_______. To the extent that this Option does not qualify as an Incentive Stock Option for any reason, it shall become a Non-Qualified Stock Option under the Plan.

     2. Method of Exercise of This Option. This Option may be exercised during the Exercise Period by giving written notice to the Corporation specifying the number of Option Shares to be purchased. The notice must be in the form prescribed by the committee of the Plan or its successor (the "Committee") and directed to the address set forth in Section 11 below. The date of exercise is the date on which such notice is received by the Corporation. Such notice must be accompanied by payment in full of the Exercise Price for the Option Shares to be purchased upon such exercise. Payment shall be made either (i) in cash, which may be in the form of a check, bank draft, or money order payable to the Corporation, or, if permitted by the Committee (ii) if the Committee shall have approved such form of payment, by delivering shares of Common Stock already owned by the Optionee having a Market Value (as defined in the Plan) equal to the Exercise Price for the number of Option Shares to be purchased, or (iii) if the Committee shall have approved such form of payment, a combination of cash and such shares. Promptly after such payment, subject to Section 3 below, the Corporation shall issue and deliver to the Optionee or other person exercising this Option a certificate or certificates representing the shares of Common Stock so purchased, registered in the name of the Optionee (or such other person), or, upon request, in the name of the Optionee (or such other person) and in the name of another jointly with right of survivorship.

     3. Delivery and Registration of Shares of Common Stock. The Corporation's obligation to deliver shares of Common Stock hereunder shall be conditioned upon the receipt of a representation as to the investment intention of the Optionee or any other person to whom such shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities law or regulation. In requesting any such representation, it may be provided that such representation shall become inoperative upon a registration of such shares or other action eliminating the necessity of such representation under such Securities Act or other securities law or regulation. The Corporation shall not be required to deliver any shares upon exercise of this Option prior to (i) the admission of such shares to listing on any stock exchange or system on which the shares of Common Stock may then be listed, and (ii) the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     4. Non-Transferability of This Option. This Option may not be assigned, encumbered, or transferred except by will or the laws of descent and distribution to the extent provided in Section 5 below. Except as provided herein, this Option is exercisable during the Optionee's lifetime only by the Optionee. The provisions of this Option shall be binding upon, inure to the benefit of and be enforceable by the parties hereto, the successors and assigns of the Corporation and any person to whom this Option is transferred by will or by the laws of descent and distribution.

     5. Termination of Service or Death of the Optionee. Except as provided in the second or third paragraphs of this Section 5 and notwithstanding any other provision of this Option to the contrary, this Option shall not be exercisable unless the Optionee, at the time of exercise of this Option, has maintained "Continuous Service" (as defined in the Plan) since the Grant Date.

     If the Optionee shall cease to maintain Continuous Service for any reason (excluding termination of employment or removal from service as director, advisory director or director emeritus by the Corporation or any Affiliate for cause), the Optionee may, but only within the period of three years immediately succeeding such cessation of Continuous Service and in no event after the Expiration Date, exercise this Option to the extent the Optionee was entitled to exercise this Option at the date of cessation. If the Continuous Service of the Optionee is terminated by the Corporation or an Affiliate for cause, all rights under this Option shall expire immediately upon the giving to the Optionee of notice of such termination.

     In the event of the death of the Optionee while in Continuous Service of the Corporation or during the three-year period referred to in the immediately preceding paragraph, the person to whom the Option has been transferred by will or by the laws of descent and distribution may, but only to the extent the Optionee was entitled to exercise this Option upon his death, exercise this Option at any time within one year following the death of the Optionee, but in no event later than the Expiration Date. Following the death of the Optionee, the Committee may, as an alternative means of settlement of this Option, elect to pay to the person to whom this Option is transferred by will or by the laws of descent and distribution the amount by which the Market Value (as defined in the Plan) per share of Common Stock on the date of exercise of this Option shall exceed the Exercise Price per Option Share, multiplied by the number of Option Shares with respect to which this Option is properly exercised. Any such settlement of this Option shall be considered an exercise of this Option for all purposes of this Option and of the Plan. If the Optionee shall cease to maintain Continuous Service due to death or disability, this Option shall become exercisable in full upon the happening of such event and remain exercisable (i) in the event of death for the one-year period described above or (ii) in the event of disability or retirement for the three-year period immediately following such person's termination of service, but in no event shall this Option be exercisable later than the Expiration Date.

     6. Notice of Sale. The Optionee or any person to whom the Option or the Option Shares shall have been transferred by will or by the laws of descent and distribution promptly shall give notice to the Corporation in the event of the sale or other disposition of Option Shares within the later of (i) two years from the Grant Date or (ii) one year from the date of exercise of this Option. Such notice shall specify the number of Option Shares sold or otherwise disposed of and be directed to the address set forth in Section 11 below.

     7. Adjustments for Changes in Capitalization of the Corporation. In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or any change in the corporate structure of the Corporation or in the shares of Common Stock, the number and class of shares covered by this Option and the Exercise Price shall be
appropriately   adjusted  by  the  Committee,   whose   determination  shall  be
conclusive.

     8.  Effect  of  Merger.  In the  event  of  any  merger,  consolidation  or combination of the Corporation (other than a merger, consolidation, or combination in which the Corporation is the continuing entity and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), the Optionee shall, provided the Option has been granted at least six months prior to such event, have the right (subject to the provisions of the Plan and the limitations contained herein), thereafter and during the Exercise Period, to receive upon exercise of this Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a share of Common Stock over the Exercise Price, multiplied by the number of Option Shares with respect to which this Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     9. Stockholder Rights Not Granted by This Option. The Optionee is not entitled by virtue hereof to any rights of a stockholder of the Corporation or to notice of meetings of stockholders or to notice of any other proceedings of the Corporation.

     10. Withholding Tax. Upon the exercise of this Option, the Corporation shall have the right to require the Optionee or such other person as is entitled to exercise this Option to pay to the Corporation the amount of any taxes which the Corporation or any of its Affiliates is required to withhold with respect to such Option Shares, or, in lieu thereof, to retain, or sell without notice, a sufficient number of such shares to cover the amount required to be withheld or in lieu of any of the foregoing, to withhold a sufficient sum from the Optionee's compensation payable by the Corporation to satisfy the Corporation's tax withholding requirements. The Corporation's method of satisfying its withholding obligations shall be solely in the discretion of the Corporation, subject to applicable federal, state and local law.

     11. Notices. All notices hereunder to the Corporation shall be delivered or mailed to it addressed to the Secretary of the Corporation at 619-12th Street, Lawrenceville, Illinois 62439. Any notices hereunder to the Optionee shall be delivered personally or mailed to the Optionee's address noted below. Such addresses for the service of notices may be changed at any time provided written notice of the change is furnished in advance to the Corporation or to the Optionee, as the case may be.

     12. Plan and Plan Interpretations as Controlling. This Option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All determinations and interpretations of the Committee shall be binding and conclusive upon the Optionee or his legal representatives with regard to any question arising hereunder or under the Plan.

     13. Optionee Service. Nothing in this Option shall limit the right of the Corporation or any of its Affiliates to terminate the Optionee's service as a director, advisory director, director emeritus, officer or employee, or otherwise impose upon the Corporation or any of its Affiliates any obligation to employ or accept the services of the Optionee.

     14. Optionee Acceptance. The Optionee shall signify his acceptance of the terms and conditions of this Option by signing in the space provided below and returning a signed copy hereof to the Corporation at the address set forth in
Section 11 above. In signing this Agreement, the Optionee acknowledges that the Option Shares may not be sold or otherwise transferred by the Optionee for at least six months from the Grant Date without creating an obligation under
Section 16 of the Securities Act of 1934, as amended, to pay to the Corporation the profit on any such transaction.

     IN WITNESS WHEREOF, the parties hereto have caused this INCENTIVE STOCK OPTION AGREEMENT to be executed as of the date first above written.

                                            FIRST ROBINSON FINANCIAL CORPORATION




                                            By:________________________________



                                            ACCEPTED:





                                            ____________________________________


                                            ____________________________________
                                            (Street Address)



                                            ____________________________________
                                            (City, State and Zip Code)